UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 16, 2014

EVERTEC, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Puerto Rico	001-35872	66-0783622
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification number)

Cupey Center Building, Road 176 Kilometer 1.3, San Juan, Puerto Rico		00926
(Address of principal executive offices)		(Zip Code)

(787) 759-9999

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)

On December 17, 2014, the board of directors (the “Board”) of EVERTEC, Inc. (the “Company”) appointed Frank G. D’Angelo as Interim Chief Executive Officer of the Company effective from January 1, 2015 through March 31, 2015. As described in paragraph (e) below, Morgan M. Schuessler, Jr.’s commencement date as President and Chief Executive Officer of the Company has been delayed until April 1, 2015. A copy of the press release announcing Mr. D’Angelo’s appointment and various other matters is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Mr. D’Angelo, age 68, has been Chairman of the boards of directors of the Company and EVERTEC Group, LLC, its primary operating subsidiary (“EVERTEC Group”), since February 2014, and a board member for both companies since September 2013. Mr. D’Angelo recently served as President of Monitise Americas, a provider of commerce networks, mobile banking and payments from 2012 to 2013. Formerly, Mr. D’Angelo was Executive Vice President of the Payment Solutions Group at Fidelity National Information Services from 2009 to 2011 and Senior Executive Vice President of the Payment Solutions Group at Metavante Technologies until the company’s merger with Fidelity National Information Services in 2009. Mr. D’Angelo’s career also includes 20 years of experience with Diebold, where he held several executive management positions, including Chief Executive Officer of Diebold Mexico. Overall, Mr. D’Angelo’s career spans over 35 years in the financial services industry, as well as in operations and management, and he has extensive experience as a board member of other companies such as Contact Solutions Incorporated, a company specialized in call center and interactive voice response process improvement applications and outsourcing; Atherio Incorporated, a professional service consulting company; and Walsh University.

In consideration for his additional services as Interim Chief Executive Officer, on December 17, 2014, the Company and Mr. D’Angelo entered into an agreement pursuant to which the Company will, during his term as Interim Chief Executive Officer, (i) pay him a monthly salary of $25,000 in lieu of his quarterly retainer as Chairman of the Board and member of the Board’s Compensation Committee and Audit Committee, (ii) provide him with the use of an apartment in Puerto Rico during January and February 2015, (iii) reimburse him for all reasonable and documented business-related expenses he incurs in connection with his services as Interim Chief Executive Officer, including, without limitation, lodging and travel expenses, and (iv) provide him with the use of a vehicle and pay related insurance costs or provide other means of transportation. In addition, the agreement provides that the Company shall grant Mr. D’Angelo an award of restricted stock units equivalent to $75,000 on or about January 1, 2015, which grant will vest on the day before the Company’s 2015 Annual Meeting of Stockholders or upon his earlier death or disability, provided that he is then providing service to the Company. Mr. D’Angelo has agreed to spend at least two weeks of each month in Puerto Rico during his term as Interim Chief Executive Officer.

(d)

On December 17, 2014, the Board, on the recommendation of the Board’s Nominating and Corporate Governance Committee, appointed Thomas W. Swidarski to the Board and the Board’s Compensation Committee, such appointments to be effective immediately. The Board determined that Mr. Swidarski satisfies the Board and Compensation Committee independence requirements of Rule 303A.02 of the New York Stock Exchange.

In connection with his appointment, Mr. Swidarski has entered into an indemnification agreement with the Company, the terms of which are identical in all material respects to the form of indemnification agreement that the Company has previously entered into with each of its directors. The Company’s standard form of director indemnification agreement was described in, and previously filed as Exhibit 10.62 to, the Company’s Registration Statement on Form S-1 (File No. 333-186487) filed with the SEC on March 14, 2013.

In accordance with the Company’s independent director compensation policy, Mr. Swidarski has received a customary restricted stock unit award pursuant to a new form of restricted stock unit award agreement approved by the Board’s Compensation Committee on December 17, 2014. The award was prorated to reflect the partial term before the next annual meeting, and so had a value of $37,500 on the day before the grant date, and will vest as of the day before such annual meeting or upon Mr. Swidarski’s earlier death or disability, provided that Mr. Swidarski is then providing service to the Company. Subsequent grants will vest the day immediately preceding the next regularly scheduled annual meeting of the Company’s stockholders following the grant or upon Mr. Swidarski’s earlier death or disability, provided that Mr. Swidarski is then providing service to the Company. Pursuant to the award agreement, any unvested restricted stock units will be automatically forfeited if Mr. Swidarski voluntarily resigns from, is removed from or replaced on the Board. In accordance with the Company’s independent director compensation policy, Mr. Swidarski will also receive an annual cash payment of $80,000, payable quarterly in arrears, for service on the Board and the Board’s Compensation Committee, and regular per-meeting attendance fees.

As described in Item 8.01 below, the effective date of Mr. Schuessler’s appointment as a member of the Board has been delayed until April 1, 2015.

(e)

On December 17, 2014, the Company entered into an Amended and Restated Employment Agreement with Mr. Schuessler, pursuant to which the commencement date of his employment as President and Chief Executive Officer of the Company has been changed from January 1, 2015 to April 1, 2015, his initial grant of restricted stock units will be awarded on April 1, 2015, and be valued at $2,000,000 as of March 31, 2015, and his additional grant of restricted stock units will be awarded on or about April 15, 2015. The other terms of Mr. Schuessler’s employment agreement are the same in all material respects as those described in the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2014.

The Company and Mr. Schuessler have agreed that Mr. Schuessler will provide services to the Company as a non-employee consultant from January 1, 2015 through March 31, 2015 and will be paid a monthly consulting fee of $5,000 during this period.

Item 8.01	Other Events

On December 17, 2014, in connection with Mr. D’Angelo’s appointment as the Company’s Interim Chief Executive Officer, the Board waived the requirement in the Company’s Amended and Restated Corporate Governance Guidelines that the offices of Chairman of the Board and Chief Executive Officer be maintained separately. On December 17, 2014, the Board appointed Alan H. Schumacher, a member of the Board since April 2013, as Interim Lead Independent Director while Mr. D’Angelo serves as Interim Chief Executive Officer.

On December 17, 2014, in connection with Mr. D’Angelo’s appointment as Interim Chief Executive Officer, Mr. D’Angelo resigned from his positions as a member of the Board’s Audit Committee and Compensation Committee, effective immediately. On December 17, 2014, the Board appointed Olga Botero, a member of the Board since September 2014, to the Board’s Audit Committee, such appointment to be effective immediately. The Board determined that Ms. Botero satisfies the audit committee independence requirements of Rule 303A.07(a) of the New York Stock Exchange and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934, as amended.

On December 16, 2014, the Company reached a settlement with Global Payments Inc. (“Global Payments”) pursuant to which Mr. Schuessler’s appointment as the Company’s President and Chief Executive Officer and as a member of the Board will be effective April 1, 2015. As previously disclosed on the Company’s Current Report on Form 8-K filed with the SEC on November 21, 2014, Mr. Schuessler’s employment agreement with Global Payments, his former employer, contains certain non-competition provisions in effect during the two-year period following his separation of employment with Global Payments. Since November 2014, EVERTEC Group, Mr. Schuessler and Global Payments have been involved in two legal proceedings concerning the applicability of the non-competition provisions to Mr. Schuessler’s employment with the Company. To eliminate all uncertainty regarding Mr. Schuessler’s status with the Company and to avoid the costs and distraction inherent in litigation, the parties entered into a settlement agreement pursuant to which each party agreed to dismiss all pending litigation with prejudice. Under the terms of the settlement, Mr. Schuessler may begin working for the Company as a non-employee consultant effective January 1, 2015, provided that Mr. Schuessler will not act on behalf of or represent the Company during this period, and as President and Chief Executive Officer and a member of the Board effective April 1, 2015. The Company will make a settlement payment to Global Payments in the amount of $2,600,000, $1,000,000 of which will be funded by Mr. Schuessler through a voluntary reduction in his initially agreed upon compensation from the Company.

Item 9.01	Financial Statements and Exhibits

Number	Exhibit

10.62**	Form of Indemnification Agreement among EVERTEC, Inc. and its officers and directors.

99.1*	Press Release issued by EVERTEC, Inc. dated December 18, 2014.

*	Filed herewith.
**	Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVERTEC, Inc.
(Registrant)

Date: December 18, 2014	By:	/s/ Juan J. Román
Juan J. Román
Chief Financial Officer

EXHIBIT INDEX

Number	Exhibit

10.62**	Form of Indemnification Agreement among EVERTEC, Inc. and its officers and directors.

99.1*	Press Release issued by EVERTEC, Inc. dated December 18, 2014.

*	Filed herewith.
**	Previously filed.